     As filed with the Securities and Exchange Commission on July 10, 1997

                                                   Registration No. 333-________

================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                   FORM S-8

                         REGISTRATION STATEMENT UNDER
                          THE SECURITIES ACT OF 1933


                           BJ'S WHOLESALE CLUB, INC.
             (Exact Name of Registrant as Specified in Its Charter)

            Delaware                                      04-3360747
(State or Other Jurisdiction of                        (I.R.S. Employer
Incorporation or Organization)                      Identification Number)

One Mercer Road, Natick, Massachusetts                   01760
Address of Principal Executive Offices)                (Zip Code)


                     1997 REPLACEMENT STOCK INCENTIVE PLAN
                           1997 STOCK INCENTIVE PLAN
                        1997 DIRECTOR STOCK OPTION PLAN
                           (Full Titles of the Plans)


                                 John J. Nugent
                                   President
                           BJ's Wholesale Club, Inc.
                                One Mercer Road
                          Natick, Massachusetts 01760
                    (Name and Address of Agent for Service)

                                 (508) 651-7400
         (Telephone Number, Including Area Code, of Agent for Service)


                        CALCULATION OF REGISTRATION FEE


====================================================================================
                                     Proposed        Proposed
     Title of                         Maximum         Maximum
    Securities          Amount       Offering        Aggregate        Amount of
       to be             to be         Price         Offering        Registration
    Registered        Registered     Per Share         Price             Fee
    ----------        ----------     ---------         -----             ---
------------------------------------------------------------------------------------
 Common Stock,         3,650,000     $8.60(2)      $31,390,000(2)      $9,512.13
 $.01 par value        shares(1)
 (including the
 associated
 Preferred Stock
 Purchase Rights)
====================================================================================

(1) Consists of (i) 150,000 shares issuable under the 1997 Director Stock Option Plan, (ii) 500,000 shares issuable under the 1997 Replacement Stock Incentive Plan, (iii) 1,000,000 shares issuable under the 1997 Stock Incentive Plan, and (iv) 2,000,000 shares initially issuable under the 1997 Replacement Stock Incentive Plan. Following the expiration of the 1997 Replacement Stock Incentive Plan, the unissued balance of the shares issuable under the 1997 Replacement Stock Incentive Plan (up to 2,000,000 shares) will be issuable under the 1997 Stock Incentive Plan.

(2) Calculated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) under the Securities Act of 1933 based on the book value of the shares of BJ's Wholesale Club, Inc., as of April 26, 1997, the latest practicable date prior to the date of filing the Registration Statement.

================================================================================

PART I.  INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

            The information required by Part I is included in documents sent or given to participants in the Registrant's 1997 Replacement Stock Incentive Plan, 1997 Stock Incentive Plan and 1997 Director Stock Option Plan pursuant to Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act").


PART II.  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

     Item 3.  Incorporation of Documents by Reference
              ---------------------------------------

            The Registrant is subject to the informational and reporting requirements of Sections 13(a), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). The following documents, which are on file with the Commission, are incorporated in this Registration Statement by reference:

            (1) The Registrant's latest annual report filed pursuant to Section 13(a) or 15(d) of the Exchange Act, or the latest prospectus filed pursuant to Rule 424(b) under the Securities Act that contains audited financial statements for the Registrant's latest fiscal year for which such statements have been filed.

            (2) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the document referred to in (1) above.

            (3) The description of the common stock of the Registrant, $.01 par value per share (the "Common Stock"), contained in a registration statement filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

            All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all shares of Common Stock offered hereby have been sold or which deregisters all shares of Common Stock then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

     Item 4.  Description of Securities
              -------------------------

              Not applicable.


     Item 5.  Interests of Named Experts and Counsel
              --------------------------------------

            The legality of the Common Stock being offered hereby will be passed upon for the Company by Hale and Dorr LLP, Boston, Massachusetts.


     Item 6.  Indemnification of Directors and Officers
              -----------------------------------------

            Section 145 of the Delaware General Corporation Law, as amended, provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.
Section 145 further provides that a corporation similarly may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite an adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

          The Registrant has entered or will enter into indemnification agreements with each of its directors and officers indemnifying them against expenses, settlements, judgments and fines incurred in connection with any threatened, pending or completed action, suit, arbitration or proceeding, where the individual's involvement is by reason of the fact that such person is or was a director or officer of the Registrant or served at the request of the Registrant as a director of another organization (except that indemnification is not provided against judgments and fines in a derivative suit unless permitted by Delaware law). An individual may not be indemnified if such person is found not to have acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Registrant, except to the extent Delaware law permits broader contractual indemnification. These indemnification agreements provide procedures, presumptions and remedies intended to strengthen the indemnification rights beyond those provided by the Registrant's Amended and Restated Certificate of Incorporation (the "Certificate"), and by Delaware law.

          The Certificate provides that each person who was or is made a party to, or is involved in, any action, suit, proceeding or claim by reason of the fact that he or she is or was a director, officer or employee of the Registrant (or is or was serving at the request of the Registrant as a director, officer, trustee, employee or agent of any other enterprise, including service with respect to employee benefit plans) shall be indemnified and held harmless by the Registrant to the full extent permitted by Delaware law, as in effect from time to time, against all expenses (including attorneys' fees and expenses), judgments, fines, penalties and amounts to be paid in settlement incurred by such person in connection with the investigation, preparation to defend or defense of such action, suit, proceeding or claim.

          The rights to indemnification and the payment of expenses provided by the Certificate do not apply to any action, suit, proceeding or claim initiated by or on behalf of a person otherwise entitled to the benefit of such provisions. Any person seeking indemnification under the Certificate shall be deemed to have met the standard of conduct required for such indemnification unless the contrary shall be established. The Certificate provides that the rights to indemnification and the payment of expenses provided thereby shall not be exclusive of any other right which any person may have or acquire under any statute, provision of the Certificate or the Registrant's By-laws, or otherwise. Any repeal or modification of such indemnification provisions shall not adversely affect any right or protection of a director or officer with respect to any conduct of such director or officer occurring prior to such repeal or modification.

          Section 102(b) of the Delaware General Corporation Law, as amended, permits a corporation to include in its certificate of incorporation a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,
(iii) under Section 174 of the Delaware General Corporation Law (relating to unlawful payment of dividend and unlawful stock purchase and redemption) or (iv) for any transaction from which the director derived an improper personal benefit. The Certificate provides that directors shall be exculpated from liability as provided under Delaware law.

     Item 7.  Exemption from Registration Claimed
              -----------------------------------

            Not applicable.


     Item 8.  Exhibits
              --------

            The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.


     Item 9.  Undertakings
              ------------

            1.  The Registrant hereby undertakes:

                (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                    (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                    (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

                    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                provided, however, that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

                (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

            2. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Natick, Massachusetts on the 10th day of July, 1997.


                                          BJ'S WHOLESALE CLUB, INC.



                                          By: /s/ John J. Nugent
                                              -------------------
                                              John J. Nugent
                                              President



                               POWER OF ATTORNEY

     We, the undersigned officers and directors of BJ's Wholesale Club, Inc. hereby severally constitute Herbert J. Zarkin, Edward J. Weisberger, Sarah M. Gallivan and Mark G. Borden, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-8 filed herewith and any and all subsequent amendments to said Registration Statement, and generally to do all such things in our names and behalf in our capacities as officers and directors to enable BJ's Wholesale Club, Inc. to comply with all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

        Signature                   Title                Date
        ---------                   -----                ----
/s/ John J. Nugent          President and Director    July 10, 1997
--------------------------  (Principal Executive
John J. Nugent              Officer)

/s/ Frank D. Forward         Treasurer (Principal     July 10, 1997
--------------------------   Financial and
Frank D. Forward             Accounting Officer)

/s/ Herbert J. Zarkin        Director                 July 10, 1997
--------------------------
Herbert J. Zarkin

/s/ Edward J. Weisberger     Director                 July 10, 1997
--------------------------
Edward J. Weisberger


                                 EXHIBIT INDEX


 Exhibit
  Number                         Description
 --------                        -----------

   4.1     Amended and Restated Certificate of Incorporation of the Registrant

   4.2     Amended and Restated By-Laws of the Registrant

   4.3(1) Specimen Certificate of Common Stock, $.01 par value per share, of the Registrant

   4.4(1) Form of Rights Agreement to be entered into between the Registrant and the Rights Agent thereunder

   5.1     Opinion of Hale and Dorr LLP

  23.1     Consent of Hale and Dorr LLP (included in Exhibit 5.1)

  23.2     Consent of Coopers & Lybrand L.L.P.

  24.1 Power of Attorney (included on the signature page of this Registration Statement)



-----------------

(1) Incorporated herein by reference to the Registrant's Registration Statement on Form S-1 (Registration No. 333-25511)